Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to the Company’s previously filed Registration Statement on Form S-8 of our report dated July 15, 2004, except for Note 1 and the fifth paragraph of Note 6 which are as of August 2, 2004, relating to the consolidated financial statements of Boston Restaurant Associates, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended April 25, 2004.

/s/ BDO Seidman, LLP

Boston, Massachusetts

August 6, 2004